Nittany Financial Corp.       Subject:  4th Qtr 2004 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     February 8, 2005

FOR IMMEDIATE RELEASE

     NITTANY FINANCIAL CORP. REPORTS 71% INCREASE IN EARNINGS AND APPROACHES
                             $300 MILLION IN ASSETS

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board: NTNY) the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc., today announced year ended December 31, 2004 results which included a total assets balance of $299 million, approaching a milestone for the six year old institution.

Fully diluted earnings for the year ending December 31, 2004 were $2,783,000 or $1.34 per share, compared to $1,625,000 or $.84 per share for the year ending December 31, 2003, a 71% increase in earnings. Net interest income for the year was $8,626,000, compared to $6,366,000 for the previous year, a 35% increase. The increases resulted from a substantial growth in the loan portfolio and an increase in the net interest margin. The margin increased to approximately 3.28% from 3.00% in the fourth quarter of 2003. Non-interest income grew to $3,227,000 for the year, from $1,800,000 for the previous year, due to the growth in asset management income at Vantage Investment Advisors and service fees. Vantage, the investment advisory subsidiary of Nittany Financial Corp., now has over $290 million under management, an increase of approximately $50 million for the year.

"The year ended on a positive note for Nittany Bank as we continued our steady growth in loans and deposits and finalized plans for our fifth office in Bellefonte, which is expected to open later this month," commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp. In 1998, we started Nittany Bank to be the State College area hometown bank by offering superior service, local decision making, and competitive products and rates. We continue to be the only FDIC-insured institution headquartered and operated only in the State College area. Our name says it all; whenever anyone throughout the state or country hears the name `Nittany Bank' they recognize it as the bank that serves the Penn State/State College area."

The balance sheet for the Company also showed growth in year 2004 and the credit quality remained high. Total assets for the consolidated entity were $299,182,000 on December 31, 2004, compared to $248,587,000 at December 31,
2003, a 20% increase. Total deposits grew by $37,378,000 or 17% for the year, with the Company's core Nittany Savings account providing the majority of the increase with growth of 15%. Net loans grew by 29% to $235,429,000 for the year ending December 31, 2004 from the previous year, and non-performing loans over 90 days delinquent were only $42,700, which is less than 0.02% of the total loan portfolio at December 31, 2004.

President and CEO David Richards added, "We are very pleased to have achieved both significant growth and expansion of our interest margin for the year in the face of intense local competition and an increasingly difficult interest rate environment. A flattening yield curve will provide ongoing challenges for the entire industry. Our interest rate risk profile as a result of the current mix of deposit and loan products should keep us well positioned through the coming months. A growing non-interest revenue stream and continued excellent credit quality will also play important roles in 2005."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in October 1998 and currently operates four offices with 59 full-time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee-based investment management services. Vantage currently manages over $290 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the CompanFy. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                             December 31,
                                                                         2004             2003
                                                                    -------------    -------------
ASSETS
     Cash and due from banks                                        $   1,094,763    $     805,812
     Interest-bearing deposits with other banks                        14,487,813       14,147,474
                                                                    -------------    -------------
       Cash and cash equivalents                                       15,582,576       14,953,286
     Investment securities available for sale                           2,084,223        4,074,095
     Investment securities held to maturity (estimated
       market value of $37,502,629 and $39,168,895)                    37,491,341       39,246,289
     Loans receivable                                                 237,626,883      184,480,012
     Less allowance for loan losses                                     2,198,315        1,737,475
                                                                    -------------    -------------
       Net loans                                                      235,428,568      182,742,537
     Premises and equipment                                             2,609,528        2,570,953
     FHLB Stock                                                         2,066,100        1,311,300
     Goodwill                                                           1,763,231        1,763,231
     Accrued interest and other assets                                  2,156,227        1,925,622
                                                                    -------------    -------------
             TOTAL ASSETS                                           $ 299,181,794    $ 248,587,313
                                                                    =============    =============
LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  10,668,777    $   7,880,177
         Interest-bearing demand                                       25,614,681       21,902,355
         Money market                                                  43,191,121       34,237,951
         Savings                                                      157,200,274      136,273,936
         Time                                                          21,596,027       20,598,238
                                                                    -------------    -------------
            Total deposits                                            258,270,880      220,892,657
     Short-term borrowings                                             10,363,231        2,363,887
     Other borrowings                                                  11,655,612        9,829,866
     Accrued interest payable and other liabilities                     1,225,746          673,159
                                                                    -------------    -------------
             TOTAL LIABILITIES                                        281,515,469      233,759,569
                                                                    -------------    -------------
STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                               --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,930,794 and 1,603,960 issued and outstanding         193,079          160,396
     Additional paid-in capital                                        14,339,979       14,323,021
     Retained earnings                                                  3,139,166          356,344
     Accumulated other comprehensive loss                                  (5,899)         (12,017)
                                                                    -------------    -------------
             TOTAL STOCKHOLDERS' EQUITY                                17,666,325       14,827,744
                                                                    -------------    -------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 299,181,794    $ 248,587,313
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                            Three-Months Ended December 31,     Twelve-Months Ended December 31,
                                                2004               2003              2004              2003
                                             -----------        -----------      ------------      ------------
INTEREST AND DIVIDEND INCOME
    Loans, including fees                    $ 3,411,732        $ 2,698,627      $ 12,445,846      $  9,710,520
    Interest-bearing deposits with
      other banks                                 37,299              8,501            86,978            57,304
    Investment securities                        363,073            376,702         1,477,856         1,451,137
                                             -----------        -----------      ------------      ------------
            Total interest and
              dividend income                  3,812,104          3,083,830        14,010,680        11,218,961
                                             -----------        -----------      ------------      ------------
INTEREST EXPENSE
    Deposits                                   1,239,919          1,123,379         4,732,145         4,294,545
    Short-term borrowings                         40,046             15,583           105,083            59,594
    Other borrowings                             151,454            109,152           547,174           498,806
                                             -----------        -----------      ------------      ------------
            Total interest expense             1,431,419          1,248,114         5,384,402         4,852,945
                                             -----------        -----------      ------------      ------------

NET INTEREST INCOME                            2,380,685          1,835,716         8,626,278         6,366,016

Provision for loan losses                         91,000             85,000           533,000           593,000
                                             -----------        -----------      ------------      ------------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                   2,289,685          1,750,716         8,093,278         5,773,016
                                             -----------        -----------      ------------      ------------
NONINTEREST INCOME
    Service fees on deposit accounts             169,423            127,077           667,654           487,332
    Investment securities gains                        -             23,439            32,707            30,130
    Asset management fees/commissions            626,014            434,070         2,399,439         1,223,376
    Other                                         45,709              4,307           127,084            59,505
                                             -----------        -----------      ------------      ------------
            Total noninterest income             841,146            588,893         3,226,884         1,800,343
                                             -----------        -----------      ------------      ------------
NONINTEREST EXPENSE
    Compensation and employee benefits           766,592            672,672         2,935,198         2,280,552
    Occupancy and equipment                      199,465            173,207           739,957           646,825
    Professional fees                             30,987             62,988           175,075           220,413
    Data processing fees                         117,151            111,713           468,468           397,312
    Supplies, printing, and postage               29,203             36,751           133,218           140,726
    Advertising                                   68,899             36,038           184,748           140,424
    ATM processing fees                           35,236             35,284           141,280           132,541
    Commission expense                           385,396            264,690         1,505,872           650,198
    Other                                        192,482            161,030           738,188           511,458
                                             -----------        -----------      ------------      ------------
            Total noninterest expense          1,825,411          1,554,373         7,022,004         5,120,449
                                             -----------        -----------      ------------      ------------
Income before income taxes                     1,305,420            785,236         4,298,158         2,452,910
Income taxes                                     454,337            273,482         1,515,337           827,872
                                             -----------        -----------      ------------      ------------
NET INCOME                                   $   851,083        $   511,754      $  2,782,821      $  1,625,038
                                             ===========        ===========      ============      ============
EARNINGS PER SHARE
    Basic                                    $      0.44        $      0.24      $       1.45      $       0.91
    Diluted                                         0.41               0.23              1.34              0.84